SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2005

RADIANT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22065	11-2749765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3925 Brookside Parkway, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 576-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On August 8, 2005, the shareholders of Radiant Systems, Inc. (the “Company”) approved the Company’s 2005 Long-Term Incentive Plan (the “Plan”). The Plan had been previously adopted by the Company’s board of directors on April 25, 2005. The effective date of the Plan is April 25, 2005 and no award may be granted under the Plan subsequent to April 24, 2015. The Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units and phantom stock. The maximum number of shares of the Company’s common stock that may be issued or delivered and as to which awards may be granted under the Plan is 2,500,000. The maximum number of options or stock appreciation rights that may be granted to any one employee in any calendar year is 250,000. The Plan is administered by the Compensation Committee of the Company’s Board of Directors. Awards under the Plan may be granted to directors and any employee of the Company or its subsidiaries.

Each award granted under the Plan will be represented by an agreement in a form approved by the Compensation Committee, and will be subject to and incorporate the terms and conditions required under the Plan and such other terms and conditions as the Compensation Committee may specify.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIANT SYSTEMS, INC.

By:	/s/ Mark E. Haidet
Mark E. Haidet
Chief Financial Officer

Dated: September 20, 2005